UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2012

Independence Bancshares, Inc.

(Exact name of registrant

as specified in its charter)

South Carolina                                333-121485                                    20-1734180

(State or other

        (Commission

  (I.R.S. Employer

jurisdiction of

         File Number)

  Identification No.)

incorporation)

500 East Washington Street, Greenville, South Carolina, 29601

(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code:  (864) 672-1776

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders of Independence Bancshares, Inc. (the “Company”) was held on May 16, 2012 at the Poinsett Club at 807 E. Washington Street, Greenville, South Carolina. Of 2,085,010 shares issued and outstanding, at the Annual Meeting, there were present in person or by proxy 1,411,655 shares of the Company’s common stock, representing approximately 67.7% of the total outstanding eligible votes.  The shareholders of the Company voted: (1) to elect all the members to the Board of Directors; and (2) to ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accountants for the fiscal year ended December 31, 2012.

The voting results for each proposal voted on the Annual Meeting are as follows:

1.

To elect the following members to the Board of Directors:

	For	Withheld	Broker Non-Vote
Robert M. Austell	1,222,484	0	189,171
John W. Burnett, Sr.	1,222,484	0	189,171
Billy J. Coleman	1,222,484	0	189,171
Jose De Ocampo	1,179,984	42,500	189,171
H. Neel Hipp, Jr.	1,222,484	0	189,171
James D. King	1,220,484	2,000	189,171
William R. Mathis	1,179,984	42,500	189,171
A. Alexander McLean, III	1,222,484	0	189,171
Lawrence R. Miller	1,222,484	0	189,171
Sudhirkumar C. Patel	1,222,484	0	189,171
Hasmukh P. Rama	1,148,984	73,500	189,171
Donald H. Rex, Jr.	1,222,484	0	189,171
Charles D. Walters	1,222,484	0	189,171
Roger W. Walters	1,222,484	0	189,171
Vivian A. Wong	1,202,484	20,000	189,171

2.

To ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accountants:

For	Against	Abstain
1,410,655		1,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE BANCSHARES, INC.

Dated: May 17, 2012

By: /s/LAWRENCE R. MILLER

Name:  Lawrence R. Miller

Title:  Chief Executive Officer